Calculation of Filing Fee Tables
S-3
CONOCOPHILLIPS
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.700% Note due 2030	457(r)	1,350,000,000		$ 1,348,204,500.00	0.0001531	$ 206,410.11
Fees to be Paid	2	Debt	Guarantees of 4.700% Note due 2030	Other				0.0001531	$ 0.00
Fees to be Paid	3	Debt	4.850% Note due 2032	457(r)	650,000,000		$ 649,525,500.00	0.0001531	$ 99,442.35
Fees to be Paid	4	Debt	Guarantees of 4.850% Note due 2032	Other				0.0001531	$ 0.00
Fees to be Paid	5	Debt	5.000% Note due 2035	457(r)	1,250,000,000		$ 1,247,837,500.00	0.0001531	$ 191,043.92
Fees to be Paid	6	Debt	Guarantees of 5.000% Note due 2035	Other				0.0001531	$ 0.00
Fees to be Paid	7	Debt	5.500% Note due 2055	457(r)	1,300,000,000		$ 1,295,697,000.00	0.0001531	$ 198,371.21
Fees to be Paid	8	Debt	Guarantees of 5.500% Note due 2055	Other				0.0001531	$ 0.00
Fees to be Paid	9	Debt	5.650% Note due 2065	457(r)	650,000,000		$ 649,727,000.00	0.0001531	$ 99,473.20
Fees to be Paid	10	Debt	Guarantees of 5.650% Note due 2065	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,190,991,500.00		$ 794,740.79
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 794,740.79
Offering Note
[1]	ConocoPhillips has provided a guarantee with respect to the 4.700% Notes due 2030 issued by ConocoPhillips Company.

[2]	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.

[3]	ConocoPhillips has provided a guarantee with respect to the 4.850% Notes due 2032 issued by ConocoPhillips Company.

[4]	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.

[5]	ConocoPhillips has provided a guarantee with respect to the 5.000% Notes due 2035 issued by ConocoPhillips Company.

[6]	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.

[7]	ConocoPhillips has provided a guarantee with respect to the 5.500% Notes due 2055 issued by ConocoPhillips Company.

[8]	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.

[9]	ConocoPhillips has provided a guarantee with respect to the 5.650% Notes due 2065 issued by ConocoPhillips Company.

[10]	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $5,190,991,500.00. The prospectus is a final prospectus for the related offering.